                                                                    EXHIBIT 99.2

                                   NETECT LTD.

            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998

                                 IN U.S. DOLLARS

                                      INDEX

                                                                  Page
                                                                 ------
Report of Independent Auditors                                     2

Balance Sheets                                                     3

Statements of Operations                                           4

Statements of Changes in Shareholders' Deficiency                  5

Statements of Cash Flows                                         6 - 7

Notes to Financial Statements                                    8 - 18

                                   -----------

[ERNST & YOUNG
 KOST FORER & GABBAY LETTERHEAD]



                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                                   NETECT LTD.

         We have audited the accompanying consolidated balance sheets of Netect Ltd. ("the Company") and its subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the five months ended December 31, 1996 and for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 1997 and 1998, and the consolidated results of their operations and cash flows for the five months ended December 31, 1996 and for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in the United States.

KOST, FORER and GABBAY
Certified Public Accountants (Israel)
A Member of Ernst and Young International

Tel-Aviv, Israel
February 25, 1999
(Except for Note 14, as to which the date is March 1, 1999)

                                                                     NETECT LTD.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                      December 31,
                                                                                -------------------------
                                                                                    1997         1998
                                                                                  -------      -------
                                                                          Note  U.S. Dollars in thousands
                                                                        ------- -------------------------
   ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                         $ 1,994      $ 1,496
Inventories                                                                            --            9
Accounts receivable and prepaid expenses                                   3          156          211
                                                                                  -------      -------

                                                                                    2,150        1,716
                                                                                  -------      -------

SEVERANCE PAY FUND                                                                     14           29
                                                                                  -------      -------

PROPERTY AND EQUIPMENT, NET                                                4          184          219
                                                                                  -------      -------

OTHER ASSETS, NET                                                          5           --           23
                                                                                  -------      -------

                                                                                  $ 2,348      $ 1,987
                                                                                  =======      =======
   LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Current maturities of long-term bank loan                                  6      $    --      $    21
Trade payables                                                                        104          319
Other accounts payable and accruals                                        7          352          540
Accrued severance pay                                                      8          126           24
                                                                                  -------      -------

Total current liabilities                                                             582          904
                                                                                  -------      -------
LONG-TERM LIABILITIES:
Long-term bank loan                                                        6           --           52
Accrued severance pay                                                      8           55           42
Convertible debentures                                                     9        3,219        7,572
                                                                                  -------      -------
                                                                                    3,274        7,666
                                                                                  -------      -------
SHAREHOLDERS' DEFICIENCY:
Preferred shares of NIS 0.1 par value; Authorized - 400,000
   and 1,300,000 shares as of December 31, 1997 and 1998,
   respectively; Issued and outstanding 10,800 and 17,700 shares
   as of December 31, 1997 and 1998, respectively                                  *)  --      *)   --
Ordinary shares of NIS 0.01 par value
Authorized - 4,000,000 shares as of December 31, 1997 and
   1998, respectively; Issued and outstanding 1,393,800 as of
   December 31, 1997 and 1,405,400 as of December 31, 1998,
   respectively                                                           13            4            4
Additional paid-in capital                                                          1,119        1,164
Accumulated deficit                                                                (2,631)      (7,751)
                                                                                  -------      -------

Total shareholders' deficiency                                                     (1,508)      (6,583)
                                                                                  -------      -------

                                                                                  $ 2,348      $ 1,987
                                                                                  =======      =======

*)  Represents an amount lower than $1 thousand.
The accompanying notes are an integral part of the financial statements.

                                                                     NETECT LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                               Five months               Year ended
                                                  ended                 December 31,
                                               December 31,     ----------------------------
                                                  1996             1997              1998
                                               -----------      -----------      -----------
                                                         U.S. Dollars in thousands
                                               ---------------------------------------------
Revenues                                       $        12      $        39      $        31

Cost of revenues                                        --               13                3
                                               -----------      -----------      -----------

Gross profit                                            12               26               28

Research and development costs                         166              747            2,128

Selling and marketing expenses                          70            1,112            2,001

General and administrative expenses                     54              478              705
                                               -----------      -----------      -----------

Operating loss                                         278            2,311            4,806

Financial expenses, net                                  3               39              308

Other expenses                                          --               --                6
                                               -----------      -----------      -----------

Net loss                                       $       281      $     2,350      $     5,120
                                               ===========      ===========      ===========

Basic and diluted net loss per share           $     (1.26)     $     (1.78)     $     (3.66)
                                               ===========      ===========      ===========

Number of shares for basic and diluted net
  loss per share                                   223,260        1,323,886        1,399,600
                                               ===========      ===========      ===========


The accompanying notes are an integral part of the financial statements.

                                                                     NETECT LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------


                                                              Additional     Receivables                       Total
                                       Preferred   Ordinary     paid-in      on account     Accumulated    shareholders'
                                         shares     shares      capital       of shares       deficit        deficiency
                                       ---------   --------   ----------     -----------    -----------    -------------
                                                                     U.S. Dollars in thousands
                                       ---------------------------------------------------------------------------------
Balance as of July 1, 1996             $    --     $    --      $    --      $    --         $    --           $    --

   Issuance of Ordinary shares, net         --           3          285           --              --               288
   Receivables on account of shares         --          --           --          (89)             --               (89)
   Net loss                                 --          --           --           --            (281)             (281)
                                       -------     -------      -------      -------         -------           -------

Balance as of December 31, 1996             --           3          285          (89)           (281)              (82)

   Issuance of ordinary shares, net         --           1          818           --              --               819
   Issuance of Preferred shares, net     *) --     *)   --           22           --              --                22
   Payment of receivables on
     account of shares                      --          --           --           83              --                83
   Net loss                                 --          --           --           --          (2,350)           (2,350)
                                       -------     -------      -------      -------         -------           -------

Balance as of December 31, 1997          *) --           4        1,125           (6)         (2,631)           (1,508)

   Issuance of Preferred and
     Ordinary shares, net                *) --     *)   --           39           --              --                39
   Payment of receivables on
     account of shares                      --          --           --            6              --                 6
   Net loss                                 --          --           --           --          (5,120)           (5,120)
                                       -------     -------      -------      -------         -------           -------

Balance as of
   December 31, 1998                   $ *) --     $     4      $ 1,164      $    --         $(7,751)          $(6,583)
                                       =======     =======      =======      =======         =======           =======


*) Represents an amount lower than $ 1 thousand.


The accompanying notes are an integral part of the financial statements.

                                                                     NETECT LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                              Five months        Year ended
                                                                 ended           December 31,
                                                              December 31,   --------------------
                                                                 1996          1997        1998
                                                              ------------   -------      -------
                                                                    U.S. Dollars in thousands
                                                              -----------------------------------
Cash flows from operating activities:
Net loss                                                        $  (281)     $(2,350)     $(5,120)
Adjustments to reconcile loss to net cash used in operating
    activities
Depreciation and amortization                                        --           31          106
Increase (decrease) in accrued severance pay, net                    --          167         (130)
Interest payable                                                     --           42          392
Loss on sale of property and equipment                               --           --            6
Increase in inventories                                              --           --           (9)
Increase in accounts receivable and prepaid expenses                (23)        (133)         (49)
Increase in trade payables                                           --          102          215
Increase (decrease) in related parties                              (26)         158           (3)
Increase in other accounts payable and accruals                      77          273          191
                                                                -------      -------      -------

Net cash used in operating activities                              (253)      (1,710)      (4,401)
                                                                -------      -------      -------

Cash flows from investing activities:
Purchase of property and equipment                                   (1)        (215)        (150)
Purchase of intangible assets                                        --           --          (23)
Proceeds from sale of property and equipment                         --            1           15
                                                                -------      -------      -------

Net cash used in investing activities                                (1)        (214)        (158)
                                                                -------      -------      -------

Cash flows from financing activities:
Proceeds from issuance of Ordinary shares                           199          559           --
Proceeds from issuance of Preferred shares                           --           22           39
Short-term notes - related party                                    (50)          83           --
Proceeds from long-term bank loan                                    --           --           73
Shareholders loan received                                          260           --           --
Proceeds from issuance of convertible debentures                     --        3,099        3,949
                                                                -------      -------      -------

Net cash provided by financing activities                           409        3,763        4,061
                                                                -------      -------      -------

Increase (decrease) in cash and cash equivalents                    155        1,839         (498)
Cash and cash equivalents at the beginning of the period             --          155        1,994
                                                                -------      -------      -------

Cash and cash equivalents at the end of the period              $   155      $ 1,994      $ 1,496
                                                                =======      =======      =======


The accompanying notes are an integral part of the financial statements.

                                                                     NETECT LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                           Five months        Year ended
                                                              ended           December 31,
                                                           December 31,   --------------------
                                                              1996          1997        1998
                                                           ------------   -------      -------
                                                                  U.S. Dollars in thousands
                                                           -----------------------------------
Non-cash transactions:

   Receivables in respect of shares                          $   (89)     $    --      $     6
                                                             =======      =======      =======

   Conversion of a related party's balance into
    convertible debentures                                   $    --      $    78      $    --
                                                             =======      =======      =======

   Conversion of shareholders' loan into ordinary shares     $    --      $   260      $    --
                                                             =======      =======      =======


The accompanying notes are an integral part of the financial statements.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:-  GENERAL

          Netect Ltd. was incorporated in July 1996 under the laws of Israel. The Company operates in one reportable segment, the development and marketing of corporate security solutions for Internet/Intranet networks. Those solutions are implemented on top of currently available products, such as fire walls and Secure Operating Systems.

          The Company operates in the United States (U.S.) through its wholly-owned U.S. subsidiary.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

          a.   Use of estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          b.   Financial statements in U.S. dollars:

               The majority of the Company's sales are made outside Israel in U.S. dollars, and a substantial portion of the Company's costs are incurred in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus its functional and reporting currency.

               The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations.

          c.   Principles of consolidation:

               The consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Netect Inc., which commenced operations in 1997. Inter-company transactions and balances, have been eliminated in consolidation.

          d.   Property and equipment:

               Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives at the following annual rates:

                                                               %
                                                            ------
               Computers and peripheral equipment             33
               Motor vehicles                                 15
               Office furniture and equipment               6 - 15

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          e.   Cash and cash equivalents:

               The Company considers all highly liquid investments originally purchased with maturity of three months or less, to be cash equivalents.

          f.   Income taxes:

               Income taxes are provided for in accordance with Statement 109 of the FASB, "Accounting for Income Taxes", which requires recognition of deferred income taxes under the asset and liability method.

          g.   Research and development costs:

               Research and development costs are charged to the statement of operations as incurred. Statement of Financial Accounting Standard ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. In 1998, costs incurred by the Company between completion of the working model and the point at which the product is ready for general release, have been immaterial.

          h.   Advertising expenses:

               Advertising expenses are charged to the statement of operations as incurred. Advertising expenses for the five month ended December 31, 1996, and for the years 1997 and 1998 were immaterial.

          i.   Revenue recognition:

               The Company generates revenues from licensing its software products indirectly through distributors. The Company also generates revenues from maintenance contracts. Revenues from software licenses agreements are recognized upon delivery of the software: (I) when collection is probable; (ii) all license payments are due within one year` (iii) the license fee is fixed or determinable; (iv) persuasive evidence of an arrangement exists. Maintenance revenue is recognized ratably over the term of the maintenance period.

          g.   Basic and diluted earnings (loss) per share

               Basic earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted earnings per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus dilutive potential Ordinary shares considered outstanding during the year, in accordance with FASB Statement No. 128, "Earnings Per Share".

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          k.   Accounting for shares issued to employees:

               The Company has elected to follow Accounting Principles Board Opinion 25 "Accounting for Stock issued to Employees" ("APB 25") in accounting for its employee stock options plans. Under APB 25, when the exercise price of the Company's employee stock options equals or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

          l.   Concentrations of credit risk:

               Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash and cash equivalents. The majority of the Company's cash and cash equivalents are invested in dollar and dollar linked instruments with major Israeli banks. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

               The Company's trade receivables are derived from sales to customers located primarily in North America and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is provided with respect to those debts that are doubtful of collection. No allowance was deemed necessary for the years ended December 31, 1996, 1997 and 1998.

          m.   Severance pay:

               The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

               The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds are based on the cash surrendered value of these policies, and include immaterial profits.

          n.   Fair value of financial instruments:

               1. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                    Cash and cash equivalents - the carrying amounts of these items approximate their fair value due to the short-term maturity of such instruments.

                    Long term bank loan and convertible debentures - The carrying amounts of these items approximate their fair value. Fair values were estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

               2. The carrying amounts and fair values of the Company's financial instruments are as follows:

                                     Carrying amount         Fair value
                                   -------------------   -------------------
                                      December 31,           December 31,
                                   -------------------   -------------------
                                     1997       1998       1997       1998
                                   --------   --------   --------  ---------
                                            U.S. Dollars in thousands
                                   -----------------------------------------
Cash and cash equivalents          $  1,994   $  1,496   $  1,994   $  1,496
                                   ========   ========   ========   ========

Current maturities of long-term
bank loan                          $     --   $     21   $     --   $     21
                                   ========   ========   ========   ========

Long-term bank loan                $     --   $     52   $     --   $     52
                                   ========   ========   ========   ========

Convertible debentures             $  3,219   $  7,572   $  3,219   $  7,572
                                   ========   ========   ========   ========

          o.   Future adoption of new accounting standards:

               In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results of the hedged item in the statement of operations, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and cannot be applied retroactively. The Company does not expect the impact of this new Statement on the Company's consolidated balance sheets or results of operations to be material.

          p.   Comprehensive income

               As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". Statement No. 130 establishes new rules for the reporting and display of comprehensive income and its components, however, the adoption of this Statement had no impact on the financial statements.

          q.   Segments and geographic operating information

               In 1998 the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprises business segments and related disclosure about its products, services, geographic areas and major customers. The information required by this Statement is not material to the Company's financial statements and therefore has not been provided.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3:-  ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                                          December 31,
                                                    -------------------------
                                                         1997        1998
                                                    -----------   -----------
                                                    U.S. Dollars in thousands
                                                    -------------------------
Prepaid expenses                                       $     51     $     62
Employees                                                     7           --
Government authorities                                       35          128
Others                                                       63           21
                                                       --------     --------

                                                       $    156     $    211
                                                       ========     ========

NOTE 4:-  PROPERTY AND EQUIPMENT

Cost:
   Computers and peripheral equipment                  $     97     $    187
   Motor vehicles                                            68           42
   Office furniture and equipment                            50          109
                                                       --------     --------

                                                            215          338
                                                       --------     --------
Accumulated depreciation:
   Computers and peripheral equipment                        21           69
   Motor vehicles                                             7           11
   Office furniture and equipment                             3           39
                                                       --------     --------

                                                             31          119
                                                       --------     --------

Depreciated cost                                       $    184     $    219
                                                       ========     ========

               As for charges, see Note 10.

               Depreciation expenses amounted to $ 1 thousand, $ 31 thousand and $ 94 thousand for the five months ended December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively.


NOTE 5:-  OTHER ASSETS:

                                                          December 31,
                                                    -------------------------
                                                         1997        1998
                                                    -----------   -----------
                                                    U.S. Dollars in thousands
                                                    -------------------------
               Original amount                         $     --     $     35
                                                       --------     --------

               Accumulated amortization                      --           12
                                                       --------     --------

                                                       $     --     $     23
                                                       ========     ========

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6: - LONG TERM BANK LOAN

          On November 30, 1998, the Company's subsidiary received a long-term bank loan. The loan bears interest of prime + 1% per annum and is dollar linked. The loan is comprised of two separate withdrawals, $ 39 thousand and $ 34 thousand. The repayment periods are 30 months from April, 1999 and 36 months from July 99, respectively.

NOTE 7:-  OTHER ACCOUNTS PAYABLE AND ACCRUALS

                                                          December 31,
                                                    -------------------------
                                                         1997        1998
                                                    -----------   -----------
                                                    U.S. Dollars in thousands
                                                    -------------------------
           Employees and payroll accruals              $    196     $    104
           Accrued expenses                                 141          396
           Others                                            15           40
                                                       --------     --------

                                                       $    352     $    540
                                                       ========     ========

NOTE 8:-  ACCRUED SEVERANCE PAY

          The Company's liability for severance pay is fully provided by an accrual. Part of the liability is funded through insurance policies. The cash value of these policies is recorded as an asset in the Company's balance sheets.

          In 1997, a reorganization in the Company's management took place and the senior management was replaced. As a result of the reorganization, the Company recorded a provision for accrued severance pay which is reflected in short-term severance pay.

NOTE 9:-  CONVERTIBLE DEBENTURES

          Convertible debentures for $ 3.2 million and $ 4 million were issued in 1997 and 1998, respectively, to certain investors. The debentures bear interest of 8% per annum, and may be converted into preferred Shares of the Company, in accordance with the terms set forth in the agreement. If not converted, the debentures shall be redeemed in a one time payment on November 30, 2001. The redemption date can be deferred, at the holder request, until November 30, 2002.


NOTE 10:- ASSETS PLEDGED AS COLLATERAL

          As collateral for the Company's convertible debentures, a floating charge unlimited in amount has been placed on the Company's machinery and computer equipment.

          As collateral for the subsidiary's bank credit, a floating charge unlimited in amount has been placed on the Company's assets.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11:- COMMITMENTS AND CONTINGENT LIABILITIES

          Lease commitments:

          Future minimum lease commitments under non-cancelable operating leases for the years ended December 31, are as follows:

              1999                                $    207
              2000                                     117
              2001                                      89
              2002                                      93
              2003                                      70
                                                  --------
                                                  $    576
                                                  ========

          Lease expenses for the five months ended December 31, 1996, and for the years ended December 31, 1997 and 1998 were approximately $ 25, $ 67 and $ 139, respectively.


NOTE 12:- TAXES ON INCOME

          a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 ("the law"):

               In June 1997, the Company has been granted, the status of an "Approved Enterprise" under the Law.

               According to the provisions of the law, the Company has chosen the "alternative benefits" and has waived government grants in return for a tax exemption. Income derived from the first program will be tax-exempt for a period of two years, commencing with the first year it earns taxable income, after utilizing its carryforwards losses, and subject to a corporate tax at the reduced rate of 25%, for an additional period of eight years.

               In the future event of a distribution of such tax exempt income as cash dividend in a manner other than in the complete liquidation of the Company, the Company will have to pay tax at the rate of 25% on the amount distributed. The tax exempt income attributable to the "Approved Enterprise" can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company.

               The law also grants entitlement to claim accelerated depreciation on equipment used by the "Approved Enterprise" during five tax years.

               The period of tax benefits detailed above is subject to limits of the earlier of 12 years from the commencement of production or 14 years from receiving the approval (June 2011).

               If the Company derives income from sources other than an "Approved Enterprise" during the relevant period of benefits, such income will be taxable at the regular corporate tax rate of 36%.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


          b. Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969:

               The Company currently qualifies as an "industrial company" under the above law and as such is entitled to certain tax benefits, including accelerated depreciation and the deduction of public offering expenses in three equal annual installments.

          c.   Deferred income taxes:

               Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                             December 31,
                                                        ---------------------
                                                         1997          1998
                                                        -------      -------
                      Operating loss carryforwards      $   888      $ 2,732
                      Reserves and allowances                68          109
                                                        -------      -------
                      Net deferred tax asset before
                        valuation allowance                 956        2,841
                      Valuation allowance                  (956)      (2,841)
                                                        -------      -------

                      Net deferred tax asset            $    --      $    --
                                                        =======      =======


               No utilization of the Company's and it's subsidiary's tax loss carryforwards is expected in the foreseeable future, because of its history of operating losses. In 1996, 1997 and 1998, the Company provided a 100% valuation allowance against the deferred tax assets in respect of these tax loss carryforwards and other temporary differences because of the uncertainty to realize these deferred tax assets.

          d. A reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to the income of the Company and the actual tax expense as reported in the statements of operations, is as follows:

                                                             Year ended December 31,
                                                       ---------------------------------
                                                         1996         1997        1998
                                                       -------      -------      -------
                                                            U.S. Dollars in thousands
                                                       ---------------------------------
Theoretical tax expense (benefit) computed
  at the Statutory rate (36%)                          $  (101)     $  (846)     $(1,843)
Tax adjustments in respect of inflation in
  Israel                                                    --           26          323
Deferred taxes on loss and other items for
  which valuation allowance was recorded                    86          674        1,400
Other non-deductible expenses                               15          146          120
                                                       -------      -------      -------

Income tax expense                                     $    --      $    --      $    --
                                                       =======      =======      =======

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          e.   Loss before taxes on income consists on the following:

                                                 Year ended December 31,
                                             ----------------------------
                                              1996       1997       1998
                                             ------     ------     ------
                                               U.S. Dollars in thousands
                                             ----------------------------
                Domestic                     $  281     $1,852     $2,687
                Foreign                          --        498      2,433
                                             ------     ------     ------

                                             $  281     $2,350     $5,120
                                             ======     ======     ======

               Carryforward tax losses:

               1.   Domestic

                    a) The net operating loss carryforward amounted to approximately $ 4,688 thousand as of December 31, 1998, and can be carried forward indefinitely.

                    b) The Company has not received final tax assessments since its establishment.

               2)   Foreign:

                    As of December 31, 1998, the U.S. subsidiary operating loss carryforward amounted to approximately $2.9 million, that can be carried forward and offset against taxable income for 15 years no later than 2011 to 2014.


NOTE 13:- SHARE CAPITAL

               a.   (1)  Each Ordinary share shall confer upon the holder
                         thereof the right to receive notices of the general meetings of the Company, participate in all the meetings and vote, while each Ordinary share shall have one vote at the meeting.

                         Each Ordinary share shall confer upon the holder thereof the right to participate in the profits of the Company, either by way of receiving dividends or by way of receiving bonus shares.

                    (2) During 1998, the Company issued 6,900 Preferred shares of NIS 0.1 par value in return for $39 thousand. Each Preferred share, will take preference over all other existing shares. The Preferred shares shall bear a preferred compound dividend of 8% per annum based on the original purchase price.

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    (3) During 1998, the Company's shareholders approved a stock split of 100 to 1. All share and per share data included in these financial statements have been retroactively adjusted to give effect to the 100 to 1 stock split.

                         Preferred shares shall be convertible at any time into Ordinary shares at a conversion ratio of one to one.

                         The Preferred shares shall entitle their holders to participate in each general meeting of the Company's shareholders and shall entitle their holder to one vote per each share held.

               b. Stock options granted under the Company's 1998 Stock Option Plan are exercisable at the fair market value at the date of grant and, subject to termination of employment, expire ten years from the date of grant and are generally vested over four years, commencing one year from the date of the grant.

                    A summary of the Company's stock option activity and related information:

                                             Year ended December 31, 1998
                                             ----------------------------
                                                               Weighted
                                                               average
                                                               exercise
                                                  Amount        price
                                                 --------     --------
Outstanding at the beginning of the year               --           --

   Granted                                        583,450     $    1.8
   Cancelled                                       31,890     $    1.8
                                                 --------     --------

Outstanding at the end of the year                551,560     $    1.8
                                                 ========     ========

                    The number of options exercisable as of December 31, 1998 was 24,992, at a weighted average exercise price of $ 1.8 per share.

                    The options outstanding as of December 31, 1998, have been separated into exercise price, as follows:

                                        Weighted average
     Options outstanding                number of years
            as of           Exercise       remaining        Weighted average
       December 31,1998       price     contractual life     exercise price
     -------------------    --------    ----------------    ----------------
           551,560          $    1.8          4.48              $   1.8

                                                                     NETECT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    Pro forma information regarding net income (loss) and earnings (loss) per share is required (for grants issued after December 1994) by SFAS No. 123, and has been determined, under the assumption that the Company has accounted for its employee option under the fair value method prescribed by that statement. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model, with the following weighted-average assumptions for 1998, respectively average risk-free interest rates of 5.5%, dividend yields of 0%, volatility factors of the expected market price of the Company's ordinary shares of 0.8 and a weighted average expected life of the options of ten years.

                    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

                    The options granted in 1998 have an exercise price equal to the fair market value at the grant date, the weighted average fair value of the options granted was $ 1.22.

                    Pro forma information under FAS 123:

                                                                     Year ended
                                                                    December 31,
                                                                       1998
                                                                    ----------
                     Net loss as reported                           $    5,120
                                                                    ==========

                     Pro forma net loss for the year                $    2,932
                                                                    ==========

                     Pro forma basic and diluted loss per share     $     2.09
                                                                    ==========


NOTE 14:- SUBSEQUENT EVENTS

          On March 1, 1999, the Company has signed an agreement with BindView Development Corporation.

          According to the agreement, BindView will issue ordinary stock in exchange for substantially all of the voting ordinary stock interest of Netect. As part of this agreement, the Company has converted all the convertible debentures to equity and all the preferred shares to ordinary shares.

          The business combination has been accounted for as a pooling of interest.


                               ------------------